LAPORTE BANCORP, INC. ANNOUNCES FILING OF
REGISTRATION STATEMENT

LaPorte, Indiana, June 14, 2012 — LaPorte Bancorp, Inc. (“LaPorte-Federal”), (NASDAQ Capital: LPSB), the holding company of The LaPorte Savings Bank (the “Bank”), today announced that LaPorte Bancorp, Inc., a Maryland corporation and the proposed new holding company of the Bank (“New LaPorte”), filed a registration statement on June 13, 2012, with the Securities and Exchange Commission in connection with the previously announced mutual-to-stock conversion of LaPorte Savings Bank, MHC.

In connection with the conversion, New LaPorte expects to offer for sale between 2,550,000 and 3,450,000 shares of common stock (subject to a 15% increase to 3,967,500 shares) at a purchase price of $8.00 per share in the offering.  The shares to be offered for sale represent the 54.1% of the outstanding shares of common stock of LaPorte-Federal currently owned by LaPorte Savings Bank, MHC, subject to an adjustment for the assets held by LaPorte Savings Bank, MHC.  In addition, at the conclusion of the conversion, the existing shares of common stock held by the public shareholders of LaPorte-Federal will be exchanged for new shares of common stock of New LaPorte at an exchange ratio estimated to be between 1.0002 and 1.3532 (subject to a 15% increase to 1.5561).

The shares of New LaPorte will be offered and sold to the following persons in the following order of priority in the offering: (1) depositors of the Bank as of March 31, 2011; (2) the Bank's employee stock ownership plan and 401(k) Plan; (3) depositors as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors of the Bank entitled to vote on the conversion proposal.  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien, and then to public shareholders of LaPorte-Federal. New LaPorte also may offer shares not subscribed for in the subscription or community offerings in a syndicated community offering or an underwritten public offering conducted on a firm commitment basis.

After the completion of the conversion and offering, New LaPorte will own all of the outstanding common stock of the Bank and LaPorte Savings Bank, MHC and LaPorte-Federal will cease to exist. The common stock of New LaPorte is expected to trade on the NASDAQ Capital Market.  The conversion is subject to the approval of the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions and the affirmative vote of depositors of the Bank and shareholders of LaPorte-Federal.

Sterne, Agee & Leach, Inc. (“Sterne Agee”) is serving as financial advisor to LaPorte-Federal and New LaPorte in connection with the transactions.  Sterne Agee will act as selling agent and sole book-running manger in connection with the offering.  Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to LaPorte-Federal and New LaPorte.

Proxy materials setting forth information relating to the conversion will be sent to the depositors of the Bank and shareholders of LaPorte-Federal for their consideration.  The conversion is expected to be completed late in the third quarter or early in the fourth quarter of 2012.

The Bank's normal business operations will continue without interruption during the conversion and offering process.  The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank.  Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

Founded in 1871, The LaPorte Savings Bank is an Indiana-chartered savings bank that operates eight full service locations in the LaPorte and Porter County regions of Northwest Indiana.  As a community-oriented savings bank, the Bank offers a variety of deposit and loan products to individuals and small businesses. Investors may obtain additional information about LaPorte-Federal and the Bank on the internet at www.laportesavingsbank.com under Investor Relations.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities.  New LaPorte undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

LaPorte-Federal has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission.  Shareholders of LaPorte-Federal are urged to read the proxy statement/prospectus because it contains important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by LaPorte-Federal and New LaPorte free of charge at the Securities and Exchange Commission’s website, www.sec.gov.  In addition, documents filed with the Securities and Exchange Commission by LaPorte-Federal and New LaPorte are available free of charge from the Corporate Secretary of LaPorte-Federal at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of LaPorte-Federal are participants in the solicitation of proxies in favor of the conversion from the shareholders of LaPorte-Federal.  Information about the directors and executive officers of LaPorte-Federal is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.